UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2011

SPOT MOBILE INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-22636	75-2461665
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4950 Yonge Street, Suite 900

North York, Ontario M2N 6K1

(Address of principal executive offices, including zip code)

(416) 229-9333

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “Spot Mobile International,” the “Company,” “us,” “our” or “we” are to Spot Mobile International Ltd.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On June 6, 2011, we received a notice from LV Administrative Services, Inc., as administrative and collateral agent for Valens Offshore SPV II, Corp., Valens U.S. SPV I, LLC, Laurus Master Fund, Ltd. (In Liquidation) (collectively, the “Creditor Parties”) pursuant to a Master Security Agreement, dated February 24, 2010, executed by the Company and Mr. Prepaid, Inc., our wholly-owned subsidiary, and a Secured Term Note, dated February 24, 2010, issued by the Company in favor of the Creditor Parties. The notice states that certain events of default have occurred under these loan documents. The events of default cited in the notice are (i) failure to make a regularly scheduled interest payment under the Secured Term Note, and (ii) failure to timely provide certain financial reports to the Creditor Parties. According to the loan documents described above, if an event of default occurs the Creditor Parties may, among other remedies, accelerate the repayment of all amounts due under the Secured Term Note. As of the date of this Current Report, the total outstanding balance due under the Secured Term Note, including accrued and unpaid interest, is approximately $1,268,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPOT MOBILE INTERNATIONAL LTD.

Dated: June 10, 2011	By:	/s/ Charles J. Zwebner
Charles J. Zwebner
Chief Executive Officer

3